UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2010

SeaBright Insurance Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34204	56-2393241
(State or other jurisdiction of incorporation or organization	(Commission File Number)	(IRS Employer Identification No.)

1501th Avenue, Suite 2600
Seattle, Washington  98101
(Address of Principal executive offices, including  Zip Code)

206-269-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2010, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of SeaBright Insurance Holdings, Inc. (the “Company”) recommended to the Board, and the independent directors approved, the creation of a discretionary bonus pool (the “Discretionary Bonus Pool”) for bonus-eligible Company employees, including executive officers.  No payments will be awarded under the Company’s 2009 Bonus Plan because the threshold level of corporate performance under the 2009 Bonus Plan was not met. The Discretionary Bonus Pool is limited to $400,000 and payments made thereunder are for the fiscal year ended December 31, 2009. The Board’s decision not to grant a discretionary bonus to John G. Pasqualetto, the Company’s Chief Executive Officer, was mutually agreed upon by the Board and Mr. Pasqualetto.  Scott H. Maw, the Company’s Chief Financial Officer, joined the Company in February 2010 and, under the terms of his employment, is first entitled to receive a bonus award in 2011.  Richard J. Gergasko, the Company’s Chief Operating Officer, also did not receive a discretionary bonus for 2009.

The Committee approved the payment of discretionary bonus awards to the following named executive officers: $20,000 to Richard W. Seelinger, Senior Vice President-Policyholder Services; $25,000 to Jeffrey C. Wanamaker, Senior Vice President- Underwriting and $22,000 to M. Philip Romney, Vice President of Finance and Principal Accounting Officer. The 2009 discretionary bonus awards were paid on March 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABRIGHT INSURANCE HOLDINGS, INC.

	By:	/s/ John G. Pasqualetto
John G. Pasqualetto
Chairman, President and Chief Executive Officer
March 16, 2010